___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street Suite 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2012, the Company appointed W. Glen Zinn and Jackie Stephens as Members of the Board of Directors. A summary of the background and business experience of Messrs. Zinn and Stevens is as follows:

Jackie Stephens. Mr. Stephens, age 70, Mr. Stephens has 44 years working in mineral exploration with much of this time spent in the management of mineral exploration projects for U.S. Borax and Rio Tinto Zinc, Geodata, New Jersey Zinc and The Hanna Mining Company.  He has worked extensively in the contiguous USA, Alaska and Western Canada.  Mr. Stephens also managed an Alaskan and a Canadian Coastal Mineral Exploration program, discovering and developing the Quartz Hill Molybdenum Mine near Ketchikan, Alaska.  In 1995, he incorporated Maya Gold Corporation with Warren Stetson in Honduras and was President of Maya Gold for three years. His management discovered two significant metal properties; one a porphyry copper-gold, and one a gold prospect.  From 2008-2010, he worked with M3 Engineering as Project Manager for the Suaqui Verde Copper Oxide Prospect for Minera Cuprum, near Suaqui Grande, Sonora, Mexico. Mr. Stephens is currently President of Minera Lyell S.A. de C.V. and Minera Bestep S.A de C.V. which are both located in Hermosillo Sonora, Mexico where he has been studying the mineral occurrences of Northern Mexico. He has also been studying, staking and working with Hi-Sulfidation Epithermal Gold Deposits of Eastern Sonora, Mexico. Mr. Stephens is President and CEO of Minera Bestep which was recently formed to manage and conduct all of the mineral exploration of Ontop Capital, a private company in Canada. Mr. Stephens is currently working as an advisor for Silver Rock Mining, a private mining company in Sonora, Mexico, and other Canadian Investors to locate viable precious metal resources in Mexico. He is a registered Geologist in the State of Idaho and is qualified and has completed NI 43-101 reports for the Canadian Stock Market. Mr. Stephens also holds an undergraduate degree from Weber University and the University of Utah and Bachelor of Science/Geology degrees from Utah State University.

W. Glen Zinn. Mr. Zinn, age 71, has 45 years of senior executive for mining and minerals exploration companies around the world.  Since 2010, Mr. Zinn has been an independent management and operation consultant for various U.S. natural resource companies.  From 2004 to 2010, he was Chairman, CEO, and President of Bell Copper Corporation, an international copper exploration development and production company.  From 1986 to 1993, he was an executive with Hecla Mining Company, serving as the the Vice President of Corporate Development & Exploration from 1990-1993. In 1980, Mr. Zinn was appointed by Secretary of the Interior William Clark to the National Strategic Materials and Minerals Program Advisory Committee to provide advice in respect of mineral needs and resources for purposes of national security. From 1971 to 1986, he worked as Chief Geophysicist and served in management positions with the minerals division of Union Oil. He also worked as Chief Geophysicist and served in various management positions with Molycorp when it was acquired by Union Oil. Mr. Zinn holds a Bachelor of Science degree in Geological Engineering with a minor in Geophysics from the Michigan College of Mining & Technology.  From 1966-1971, he worked for the Anaconda Company as an Exploration and District Geophysicist. Mr. Zinn also holds various postgraduate certificates from MIT, Stanford, and Northwestern.

Item 8.01 Other Events

On February 23, 2012 the Company approved the creation of a Compensation Committee (“Committee”). The role of the Committee is to set appropriate and supportable compensation programs that are in the Company’s best interests and align it with its business mission and strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

	By:	/s/ Chene Gardner
Date: March 1, 2012		Chene Gardner Secretary